GEOMET, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is made effective as of                     , 20     (the “Effective Date”), by and between GeoMet, Inc., a Delaware corporation formerly known as GeoMet Resources, Inc. (the “Company”), and             , (the “Optionee”), in connection with the grant of an Incentive Option (hereinafter defined) under the GeoMet, Inc. 2005 Stock Option Plan (the “Plan”).

W I T N E S S E T H :

WHEREAS, the Optionee is an employee of the Company or an Affiliate (hereinafter defined) and the Company wishes to encourage the Optionee to own Common Stock (hereinafter defined); and

WHEREAS, the Optionee formerly held option(s) (the “GeoMet Option”) to purchase common stock of GeoMet, Inc., an Alabama corporation (“GeoMet”); and

WHEREAS, GeoMet was merged with and into the Company (the “Merger”); and

WHEREAS, in connection with the Merger, the Board of Directors of GeoMet took such action to cause the GeoMet Option to be converted at the effective time of the Merger into an option to purchase Common Stock of the Company pursuant to the formula set forth in the Agreement and Plan of Merger between GeoMet Resources, Inc. and GeoMet, Inc. dated as of March 31, 2005; and

WHEREAS, as a result of the Merger, the GeoMet Option automatically became fully vested; and

WHEREAS, the Company and the Optionee desire to enter into a new option agreement to reflect the vested nature of the Option and the conversion of the GeoMet Option into the Option (as defined herein).

NOW, THEREFORE, the Company and Optionee hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings, respectively:

(a) “Affiliate” shall have the meaning set forth in Section 2(a) of the Plan and shall include any party now or hereafter coming within that definition.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall have the meaning set forth in Section 2(d) of the Plan.

(e) “Common Stock” shall have the meaning set forth in Section 2(e) of the Plan.

(f) “Fair Market Value” shall have the meaning set forth in Section 2(h) of the Plan.

(g) “Incentive Option” shall mean the stock option granted pursuant to Section 2 of this Agreement that is intended to be or is denominated as an incentive stock option (within the meaning of Section 422 of the Code).

2. Grant of Incentive Option. Subject to the provisions of this Agreement, and, in particular, the vesting provisions set forth in Section 4 hereof, the Company hereby grants to Optionee the option to purchase             shares of the Common Stock of the Company at a price of $            per share (the “Option”), during a period commencing on the Effective Date and terminating on the first to occur of (i) the expiration of seven years from the date of this Agreement or (ii) when the employment of Optionee by the Company or any of its Affiliates terminates for any reason; provided, however, that if said employment terminates less than seven years from the date hereof other than by reason of death or disability, then Optionee may exercise this Option, to the extent he was entitled to do so at the date of termination of employment, at any time within three months after such termination but not after the expiration of the seven-year period; provided further that if said employment terminates less than seven years from the date hereof by reason of Optionee’s becoming permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), then Optionee (or Optionee’s legal representative, if Optionee is legally incompetent) may exercise this Option, to the extent he was entitled to do so at the date of such termination, at any time within one year after such termination but not after the expiration of the seven-year period; and provided further that if said employment terminates less than seven years from the date hereof by reason of Optionee’s death, then the executor or administrator of Optionee’s estate or anyone who shall have acquired this Option by will or pursuant to the laws of descent and distribution may exercise this Option, to the extent Optionee was entitled to do so on the date of his death, at any time within one year after such death but not after the expiration of the seven-year period. Anything to the contrary herein notwithstanding, the Option granted hereunder shall terminate immediately upon the termination of Optionee’s employment with the Company or an Affiliate on account of fraud, dishonesty or the performance of other acts detrimental to the Company or an Affiliate, as determined by the Board in its sole discretion, or for “cause” as defined in any employment agreement that may exist between Optionee and the Company or an Affiliate, as determined by the Board in its sole discretion. A transfer of employment without interruption of service between or among the Company and any of its Affiliates shall not be considered a termination of employment for purposes of this Agreement.

3. Exercise During Employment. Except as provided in Section 2 hereof, this Option may not be exercised unless Optionee (i) shall have been in the continuous employ of the Company or an Affiliate from the Effective Date to the date of exercise of the Option and (ii)

agrees to be bound by the terms and conditions of any shareholders agreement in effect among the Company and its shareholders, or any permitted assigns thereof under such agreement, at the time Optionee first exercises the Option (the “Stockholders’ Agreement”) by executing a counterpart of such agreement. Any shares of Common Stock purchased upon the exercise of this Option shall be subject to the terms and conditions of the Stockholders’ Agreement.

4. Vesting. The Option shall be fully vested and exercisable as of the Effective Date by virtue of the fact that the GeoMet Option converted into the Option was fully vested as a result of the Merger.

5. Manner of Exercise. This Option may be exercised by written notice signed by the person entitled to exercise the same and delivered to the Secretary of the Company or sent by United States registered mail addressed to the Company (for the attention of the Secretary) at its corporate office in Bessemer, Alabama. Such notice shall state the number of shares of Common Stock as to which this Option is exercised and shall be accompanied by the full amount of the purchase price of such shares, plus the amount of any federal, state or local taxes required by law to be paid or withheld in connection with such exercise.

6. Payment. The purchase price for the shares of Common Stock purchased upon exercise of this Option plus the amount of any federal, state or local taxes referred to in Section 5 hereof shall be paid in cash in United States dollars or otherwise as contemplated by the Plan.

7. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased upon exercise of this Option shall be made promptly after receipt of notice of exercise and payment. If the Company so elects, its obligation to deliver shares of Common Stock upon the exercise of this Option shall be conditioned upon its receipt from the person exercising this Option of an executed investment letter, in form and content satisfactory to the Company and its legal counsel, evidencing the investment intent of such person and such other matters as the Company may reasonably require. If the Company so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of this Option shall bear a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE

TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED THEREUNDER OR UNLESS THE COMPANY RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT REGISTRATION THEREUNDER IS NOT REQUIRED.

8. Adjustments. In the event that, before delivery by the Company of all the shares of Common Stock with respect to which this Option is granted, the Company shall have effected a Common Stock split or dividend payable in Common Stock, or the outstanding Common Stock of the Company shall have been combined into a smaller number of shares, the shares of Common Stock still subject to this Option shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding resulting from any such event, and the purchase price per share shall be decreased or increased to make the aggregate purchase price for all the shares then subject to this Option the same as immediately prior to such stock split, stock dividend or combination. In the event of a reclassification of the shares of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to this Option.

9. Committee Authority. Any questions concerning the interpretation of this Agreement and any controversy which may arise under this Agreement shall be determined by the Committee in its sole discretion.

10. Transferability. This Option is not transferable otherwise than by will and the laws of descent and distribution and during the lifetime of Optionee is exercisable only by Optionee or, if Optionee is legally incompetent, by Optionee’s legal representative.

11. Employment. Nothing in this Agreement confers upon Optionee any right to continue in the employ of the Company or any Affiliate, nor shall this Agreement interfere in any manner with the right of the Company or any Affiliate to terminate the employment of Optionee with or without cause at any time.

12. Option Subject to Plan. By execution of this Agreement, Optionee agrees that this Option and the shares of Common Stock to be received upon exercise hereof shall be governed by and subject to all applicable provisions of the Plan, which provisions are incorporated by reference herein.

13. Construction. This Agreement is governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law. Words of any gender used in this Agreement shall be construed to include any other gender, unless the context requires otherwise. The headings of the various sections of this Agreement are intended for convenience of reference only and shall not be used in construing the terms hereof.

14. Investment Representations. In connection with the grant of the Option to Optionee and at each time Optionee exercises all or any part of the Option, such Optionee makes or is deemed to make the following representations, warranties, covenants and agreements with the Company:

(i) Such Optionee is, by virtue of his key position with the Company or an Affiliate and his involvement in investment matters from time to time, a sophisticated investor and has such knowledge and experience in financial and business matters that such Optionee is capable of evaluating, and has evaluated, the merits and risks of an investment in the Option or the shares of Common Stock issuable thereunder, as the case may be.

(ii) Such Optionee has received all of the financial and other information pertaining to the Company or its Affiliates that such Optionee considers necessary to his investment in the Option or the shares of Common Stock issuable thereunder, as the case may be.

(iii) Such Optionee is acquiring the Option or the shares of Common Stock issuable thereunder, as the case may be, delivered pursuant to this Agreement for investment purposes and not with a view to making a distribution, sale, transfer, assignment or other disposition of all or any part thereof, and such Optionee agrees that the Option or the shares of Common Stock issuable thereunder, as the case may be, will not be sold, transferred, assigned or otherwise disposed of by such Optionee in violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(iv) Such Optionee understands and agrees that his right to transfer all or any portion of the Option or the shares of Common Stock issuable thereunder, as the case may be, is restricted by the terms and provisions of this Agreement and the Stockholders’ Agreement and that he therefore must be prepared to bear the economic risks of his investment for an indefinite period of time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the date first above written.

THE COMPANY:

GEOMET, INC.

By:

Name:

Title:

OPTIONEE:

Name: